Exhibit 99.1

Atlantic Union Bankshares Corporation Completes Acquisition of American National Bankshares Inc.

Richmond, Va., April 1, 2024 – Atlantic Union Bankshares Corporation (“Atlantic Union”) announced today that it has completed its previously announced merger with American National Bankshares Inc. (“American National”), effective April 1, 2024. This transaction strengthens Atlantic Union’s presence in Central, Western and Southern Virginia and provides a meaningful entry into North Carolina’s Piedmont Triad region and Raleigh.

Under the terms of the merger agreement, American National shareholders will receive 1.35 shares of Atlantic Union common stock in exchange for each share of American National common stock, with cash paid in lieu of fractional shares. Based on the closing price of Atlantic Union common stock of $35.31 on Thursday, March 28, 2024, the aggregate transaction value was approximately $507 million.

“We are excited to have the American National team officially join Atlantic Union Bank,” said John C. Asbury, president and CEO of Atlantic Union. “Together, our banks have more than 200 years of experience serving the needs of local communities throughout the mid-Atlantic region. We look forward to bringing new products and services to American National’s clients, and we believe this transaction will help enable us to deliver sustainable long-term shareholder value.”

In accordance with the merger agreement, Nancy Howell Agee and Joel R. Shepherd have been appointed to the Boards of Directors of Atlantic Union and Atlantic Union Bank.

Subsequent to the closing, on a pro forma basis as of December 31, 2023 before merger-related adjustments, Atlantic Union had $24.3 billion in total assets, $19.4 billion in total deposits and $17.9 billion in total loans held for investment. American National’s subsidiary bank, American National Bank and Trust Company, was merged into Atlantic Union Bank, effective April 1, 2024.

About Atlantic Union Bankshares Corporation

Headquartered in Richmond, Virginia, Atlantic Union Bankshares Corporation (NYSE: AUB) is the holding company for Atlantic Union Bank. Atlantic Union Bank has 135 branches and approximately 150 ATMs located throughout Virginia and in portions of Maryland and North Carolina as of April 1, 2024. Certain non-bank financial services affiliates of Atlantic Union Bank include: Atlantic Union Equipment Finance, Inc., which provides equipment financing; Atlantic Union Financial Consultants, LLC, which provides brokerage services; and Union Insurance Group, LLC, which offers various lines of insurance products.

Caution About Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not limited to, statements regarding our expectations with respect to the transaction. Such statements are often characterized by the use of qualified words (and their derivatives) such as “expect,” “believe,” “may,” “will,” “anticipate,” “look forward,” “could,” “should,” and “would,” as well as words of similar meaning or other statements concerning opinions or judgment of us or our management about future events. Forward-looking statements are based on assumptions as of the time they are made and are subject to risks, uncertainties and other factors that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results, expressed or implied by such forward-looking statements. Such risks, uncertainties and assumptions, include, among others, the following:

●	the possibility that the anticipated benefits of the transaction, including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy, competitive factors in the areas where we do business, or as a result of other unexpected factors or events;
●	the impact of purchase accounting with respect to the transaction, or any change in the assumptions used regarding the assets acquired and liabilities assumed to determine their fair value and credit marks;
●	the integration of the business and operations of American National may take longer or be more costly than anticipated;
●	other factors that may affect our future results including changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates; deposit flows; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Although we believe that our expectations with respect to forward-looking statements are based on reasonable assumptions within the bounds of our existing knowledge of our business and operations, there can be no assurance that our actual results will not differ materially from any projected future results expressed or implied by such forward-looking statements. Additional factors that could cause results to differ materially from those described above can be found in our most recent annual report on Form 10-K, and other documents subsequently filed by us with the Securities and Exchange Commission. Investors are cautioned not to rely too heavily on any such forward-looking statements. Forward-looking statements speak only as of the date they are made and we undertake no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Beth Shivak, Senior Vice President and Director of Corporate Communications

Beth.Shivak@atlanticunionbank.com, 804.327.5746

Bill Cimino, Senior Vice President and Director of Investor Relations

Bill.Cimino@atlanticunionbank.com, 804.448.0937